UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 19, 2010

SIGNATURE EYEWEAR, INC.

(Exact Name of Registrant as Specified in its Charter)

California	0-23001	95-3876317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

498 North Oak Street
Inglewood, CA 90302

(Address of Principal Executive Offices)

(310) 330-2700

(Registrant’s Telephone Number)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01.                      Entry Into a Material Definitive Agreement
Item 1.02.                      Termination of Material Definitive Agreement

On January 19, 2010, Signature Eyewear, Inc. entered into a License Agreement with Laura Ashley, Inc. pursuant to which we received the exclusive right to market and sell prescription eyeglass frames and sunwear under the “Laura Ashley” brand name in the United States, the United Kingdom and certain other countries through December 31, 2011.  This license agreement replaced our existing license agreement for Laura Ashley Eyewear with Laura Ashley Limited, the parent company of Laura Ashley, Inc.  The existing license agreement, which was scheduled to expire January 31, 2010, was terminated concurrently with the execution of the new license agreement.

We may renew the new license agreement for one three-year period (through December 31, 2014) provided that we are not in default under the agreement.  The license agreement contains minimum royalty requirements.  Laura Ashley, Inc. may terminate the license if we default in our obligations under the agreement or if a competitor acquires 51% or more of our voting securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNATURE EYEWEAR, INC.

Dated: January 25, 2010	By:	/s/ Michael Prince
Michael Prince
Chief Executive Officer